Exhibit 99.2
FUSIONONE, INC.
Condensed Consolidated Financial Statements
(Unaudited)
June 30, 2010

FUSIONONE, INC.
Index to Consolidated Financial Statements
(Unaudited)

Page

Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009	3

Condensed Consolidated Statements of Operations for the 6 month periods ended June 30, 2010 and 2009	4

Condensed Consolidated Statements of Cash Flows for the 6 month periods ended June 30, 2010 and 2009	5

Notes to Unaudited Condensed Consolidated Financial Statements	6-16

FUSIONONE, INC.
Condensed Consolidated Balance Sheets
June 30, 2010 and December 31, 2009
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,664,000	$7,131,000
Accounts receivable, net	360,000	2,036,000
Other receivables	14,000	359,000
Prepaid expenses and other current assets	167,000	181,000

Total current assets	3,205,000	9,707,000
Property and equipment, net	631,000	1,008,000
Other assets	48,000	50,000

Total assets	$3,884,000	$10,765,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$528,000	$847,000
Accrued expenses	1,847,000	1,256,000
Line of credit	—	2,000,000
Current portion of capital lease obligations	167,000	236,000
Customer advances	1,280,000	1,280,000
Deferred revenue, current	7,118,000	10,918,000

Total current liabilities	10,940,000	16,537,000
Warrant liability	6,000,000	6,000,000
Capital lease obligations, less current portion	3,000	64,000
Deferred revenue, less current portion	3,000,000	3,000,000

Total Liabilities	19,943,000	25,601,000

Commitments (See Note 10)

Stockholders deficit:
Convertible preferred stock, par value $0.001; 105,673,945 shares authorized:
Series A-1 - 66,500,000 shares authorized: 64,084,505 shares issued and outstanding at June 30, 2010 and December 31, 2009 (aggregate liquidation preference of approximately $18,200,000)	64,000	64,000
Series A - 3,668,085 shares authorized: 3,638,298 shares issued and outstanding at June 30, 2010 and December 31, 2009 (aggregate liquidation preference of approximately $117,000)	4,000	4,000
Series B - 5,493,617 shares authorized: 5,453,176 shares issued and outstanding at June 30, 2010 and December 31, 2009 (aggregate liquidation preference of approximately $507,000)	5,000	5,000
Series C - 14,059,814 shares authorized: 14,044,495 shares issued and outstanding at June 30, 2010 and December 31, 2009 (aggregate liquidation preference of approximately $3,450,000)	14,000	14,000
Series D - 15,952,429 shares authorized: 15,952,429 shares issued and outstanding at June 30, 2010 and December 31, 2009 (aggregate liquidation preference of approximately $5,926,000)	16,000	16,000
Common stock, par value $0.001; 165,000,000 shares authorized: 20,078,780 and 19,181,928 shares issued and outstanding June 30, 2010 and December 31, 2009, respectively	20,000	19,000
Additional paid-in capital	161,476,000	161,329,000
Accumulated other comprehensive income	(11,000)	85,000
Accumulated deficit	(177,647,000)	(176,372,000)

Total stockholders’ deficit	(16,059,000)	(14,836,000)

Total liabilities and stockholders’ deficit	$3,884,000	$10,765,000

See accompanying notes to consolidated financial statements.

FUSIONONE, INC.
Condensed Consolidated Statements of Operations
6 month periods ended June 30, 2010 and 2009
(Unaudited)

	June 30,	June 30,
	2010	2009
Revenue	$9,989,000	$4,142,000
Cost of revenue	1,124,000	1,464,000

Gross profit	8,865,000	2,678,000

Operating expenses:
Research and development	5,487,000	5,039,000
Sales and marketing	3,046,000	3,908,000
General and administrative	1,595,000	1,378,000

Total operating expenses	10,128,000	10,325,000

Loss from operations	(1,263,000)	(7,647,000)
Interest and other income (expense), net	(12,000)	(19,000)

Net loss	$(1,275,000)	$(7,666,000)

See accompanying notes to consolidated financial statements.

FUSIONONE, INC.
Condensed Consolidated Statements of Cash Flows
6 month periods ended June 30, 2010 and 2009
(Unaudited)

	2010	2009
Cash flows from operating activities:
Net Loss
Adjustments to reconcile net loss to net cash used by operating activities:	$(1,275,000)	$(7,666,000)
Stock-based compensation	112,000	132,000
Depreciation and amortization	377,000	553,000
Changes in assets and liabilities:
Accounts receivable	1,676,000	(2,232,000)
Other receivables	345,000
Prepaid expenses and other current assets	14,000	(89,000)
Other assets	2,000	(50,000)
Accounts payable	(319,000)	(317,000)
Accrued expenses	591,000	(410,000)
Deferred revenue	(3,800,000)	9,870,000

Net cash used by operating activities	(2,277,000)	(209,000)

Cash flows from investing activities:
Purchase of property and equipment	—	(162,000)

Net cash used by investing activities	—	(162,000)

Cash flows from financing activities:
Proceeds from issuance of common stock in connection with exercise of stock options	36,000	2,000
Repayment of line of credit	(2,000,000)	—
Payments on obligations under equipment financing	—	(207,000)
Payments on capital leases	(130,000)	(48,000)

Net cash used by financing activities	(2,094,000)	(253,000)

Effect of exchange rates on cash and cash equivalents	(96,000)	(45,000)

Net decrease in cash and cash equivalents	(4,467,000)	(669,000)

Cash and cash equivalents at beginning of period	7,131,000	7,210,000

Cash and cash equivalents at end of period	$2,664,000	$6,541,000

Supplemental disclosures of cash flow information:
Cash paid for interest during the period	$71,000	$27,000
See accompanying notes to consolidated financial statements.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
1. The Company and Its Significant Accounting Policies
fusionOne, Inc. was incorporated in Delaware on May 19, 1998 and began operations on November 4, 1998 (inception). fusionOne, Inc. and its subsidiaries, fusionOne Esti ou and other minor subsidiaries (collectively, the Company), provide internet synchronization technology and marketing services that make information access seamless and simple across multiple communications and computing devices across both compatible and traditionally incompatible systems. In addition, the Company has expanded its technology to provide personal content management applications for mobile phone users which includes affordable backup of the users address book, calendar, pictures and downloaded content (Note 11).
Principles of consolidation
The condensed consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiaries. All significant intercompany transactions and balances have been eliminated.
Estimates
The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash equivalents
The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of June 30, 2010 and December 31, 2009, cash and cash equivalents consist of cash deposited with banks and money market funds. The recorded carrying amount of cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.
Cash and cash equivalents, which at times exceed federally insured limits, are deposited in money market accounts in high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers and recognizes an allowance for doubtful accounts to ensure trade receivables are not overstated due to uncollectibility. The allowance for doubtful accounts is determined based on a variety of factors, including the length of time receivables are past due, macroeconomic conditions, significant one-time events and historical experience. Allowances are recorded for individual accounts when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer’s operating results or change in financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of June 30, 2010 and December 31, 2009, the Company had an allowance for doubtful accounts of approximately $33,000 for estimated credit losses. To date, the Company has not had a significant amount of bad debt expense.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
Sales and receivables from significant customers were as follows:

	Revenue		Accounts receivable
	Six months ended June 30,		June 30,	December 31,
	2010	2009	2010	2009

Customer A	96%	78%	49%	56%
Customer B	*	19%	43%	40%

*	Less than 10%
Property and equipment
Property and equipment are stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the respective assets, generally 36 months. Leasehold improvements are amortized using the term of the related lease or the economic life of the improvements, if shorter.
Long-lived assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No such impairments have been identified to date.
Software development costs
Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility of the product has been established. Software development costs incurred after technological feasibility has been established are capitalized up to the time the product is available for general release to customers. As of June 30, 2010 and December 31, 2009, there were no amounts capitalized as the Company’s current development process is essentially completed concurrent with the establishment of technological feasibility.
Revenue recognition
The Company has revenue in several areas. The revenue recognition policy for each is as follows:
Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable, and collectibility is probable. Revenues from multiple element software arrangements are allocated to each element of the arrangement based on the relative fair values of the elements, including software licenses, maintenance, professional services and training. If evidence of the fair value of one or more undelivered elements does not exist, revenue is deferred and recognized when delivery of those elements occurs or when fair value can be established. Software maintenance agreements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Maintenance revenue is recognized ratably over the term of the support period (generally one year), and training and other service revenues are recognized as the related services are provided, unless there are customer acceptance provisions, in which case revenue is deferred until acceptance. The unrecognized portion of amounts paid in advance for licenses and services is recorded as deferred revenue.
Professional services revenues consist primarily of consulting, training, and integration and customization fees charged for engineering services provided to customers and business partners for customer-specific customization and enhancements to the Company’s base products. These revenues are either recognized upon attainment of specific milestones or when work is completed.
The Company recognizes revenue of subscription services for users of the synchronization software on a monthly basis, based on the amount of individual subscribers within each month.
Stock-based compensation
The Company uses the estimated grant date calculated value method of accounting. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
Research and development
Research and development costs are charged to operations as incurred.
Advertising
The Company expenses the costs of advertising, including promotional expenses, as incurred. Advertising expenses for the six months ended June 30, 2010 and 2009 were approximately $97,000 and $155,000, respectively.
Income taxes
Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss (NOL) and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
Foreign currency translation
The functional currency of the Company’s foreign subsidiaries is the local currency. Accordingly, all assets and liabilities of the foreign operations are translated to U.S. dollars at current period end exchange rates, and revenues and expenses are translated to U.S. dollars using average exchange rates in effect during the period. The gains and losses from foreign currency translation of the subsidiaries’ financial statements are recorded directly into a separate component of consolidated stockholders’ equity (deficit) under the caption “Accumulated other comprehensive income (loss).”
2. Significant Balance Sheet Components
Property and equipment

Property and equipment consisted of approximately the following at:

	June 30,	December 31,
	2010	2009

Furniture and fixtures	$197,000	$230,000
Computers and equipment	7,238,000	7,335,000
Software	2,463,000	2,464,000
Leasehold improvements	—	—

	9,898,000	10,029,000

Less: accumulated depreciation and amortization	(9,267,000)	(9,021,000)

	$631,000	$1,008,000

Depreciation and amortization expense for the six months ended June 30, 2010 and 2009 was approximately $377,000 and $553,000, respectively.
Included in property and equipment are leased assets aggregating approximately $728,000 at June 30, 2010 and December 31, 2009, and the related accumulated amortization of approximately $488,000 and $386,000 at June 30, 2010 and December 31, 2009, respectively.
In prior years, the Company received advances from a customer totaling approximately $1,280,000 to purchase computer equipment to host software for the customer. The Company capitalized the purchase of these assets and has recorded them in computers and equipment.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
The advances have been included in customer advances in the condensed consolidated balance sheets. The initial agreement with the customer required the transfer of the equipment to the customer if the customer chose to purchase a perpetual license and transfer the hosting. The customer purchased the perpetual license in 2007, but did not request transfer of the equipment or a refund of the advances. The customer has not requested and has not released claims for the equipment. Therefore, the Company continues to record the liability and related asset. The Company has capitalized and is depreciating the equipment acquired and has recorded the advances received as a liability at June 30, 2010 and December 31, 2009.
Accrued expenses
Accrued expenses consisted of approximately the following as of:

	June 30,	December 31,
	2010	2009

Employee-related liabilities	$719,000	$907,000
Professional fees	538,000	325,000
Legal fees	243,000	—
Accrued sales tax	347,000	—
Other	—	24,000

	$1,847,000	$1,256,000

3. Deferred Revenue
In May 2008, the Company entered into an agreement for $3,000,000, whereby the Company is to deliver multiple elements including a software license and maintenance support to a customer for a term of five years. As of June 30, 2010, delivery of all elements has not occurred. As of June 30, 2010 and December 31, 2009, the Company has recorded the entire amount as long-term deferred revenue.
In February 2009, the Company entered into an agreement for $12,000,000 whereby the Company was to deliver licenses and a warrant valued at $6,000,000. As of December 31, 2009, the entire $6,000,000 net of the license and warrant was recorded as short-term deferred revenue as delivery had not occurred. As of June 30, 2010, the license was delivered and the net $6,000,000 was recorded as revenue. The $6,000,000 was also classified as a warrant liability at June 30, 2010 and December 31, 2009 (Note 6).
In June 2009, the Company entered into an agreement for $3,435,000 whereby the Company was to deliver multiple elements including licenses, professional services and maintenance for a term of one year. As of June 30, 2010 and December 31, 2009, delivery of all elements had not occurred. As of June 30, 2010 and December 31, 2009, the Company had billed a total of $2,535,000, and this amount is recorded as short-term deferred revenue.
Also included in short-term deferred revenue as of June 30, 2010 and December 31, 2009 is approximately $4,583,000 and $2,383,000, respectively, related to maintenance and service agreements.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
4. Financing Arrangements
Accounts receivable line of credit
In April 2009, the Company entered into a line of credit agreement with a bank which provided for borrowings of up to $2,000,000 on a non-formula basis and 80% of eligible accounts receivable up to a total of $5,000,000. Draw downs on the line of credit were only available until April 2010. The line of credit bore interest at prime plus 1.75% (5.75% at December 31, 2009) and was secured by all of the Company’s assets, excluding intellectual property. In December 2009, the Company drew down $2,000,000 against the line of credit. The Company was making monthly interest payments of approximately $10,000 and the outstanding borrowings were originally due in full in December 2010. The Company repaid the entire outstanding amount during June 2010.
Capital lease obligations
During 2008, the Company entered into capital lease agreements to finance the acquisition of property and equipment (primarily computers and software) valued at approximately $728,000. These agreements require monthly payments of approximately $22,000, including interest that ranges from 5.1% to 7.1%, and expire at various dates from August 2010 through October 2011. The related assets secure these leases.
Future payments required under these leases are approximately as follows:

Years ending June 30:
2010	$170,000
2011	3,000

173,000

Less: interest portion	(3,000)

170,000

Less: current portion	(167,000)

$3,000

5. Related Party Transactions
As of June 30, 2010 and December 31, 2009, the Company has two non-recourse secured promissory notes (the Notes) outstanding from advances to a former employee. The Notes, with a face value of approximately $132,000 and $553,000, accrue interest at 5% and 8%, respectively. Under the Notes, the principal and accrued interest are payable upon the earlier of: (i) 30 days following the date at which the shares of common stock of the Company owned by the employee are eligible for sale by the employee either under Rule 144 of the Securities Act of 1933, as amended, or upon a registration statement on Form S-1, (ii) 60 days following the employee’s sale of shares of common stock of the Company in connection with a change in control event as defined in the Notes or (iii) June 6, 2011. As of June 30, 2010, $796,000 is outstanding on these Notes, including accrued interest, and the amounts are fully reserved. The Notes are secured by the employee’s shares of Company common stock and all dividends on such shares. As a result of the acquisition of the Company as described in Note 11, the Company received approximately $45,000 in partial repayment of these Notes. A portion of the remaining $751,000 may be collected by the Company if the remainder of the purchase price of the Company is realized as a result of meeting certain financial targets for the period from July 1, 2010 through December 31, 2011.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
6. Stockholders’ Equity
Under the amended and restated Certificate of Incorporation dated March 30, 2006, and the second certificate of amendment to the seventh amended and restated Certificate of Incorporation dated May 5, 2009, the Company is authorized to issue 165,000,000 shares of common stock and 105,673,945 shares of convertible preferred stock. The convertible preferred stock has been designated as 3,668,085 shares of Series A convertible preferred stock (Series A), 5,493,617 shares of Series B convertible preferred stock (Series B), 14,059,814 shares of Series C convertible preferred stock (Series C), 15,952,429 shares of Series D convertible preferred stock (Series D) and 66,500,000 shares of Series A-1 convertible preferred stock (Series A-1). Common stock and convertible preferred stock have a par value of $0.001.
As of June 30, 2010, convertible preferred stock consisted of the following:

		Shares
	Shares	issued and	Liquidation
	authorized	outstanding	amount

Series A	3,668,085	3,638,298	$117,000
Series B	5,493,617	5,453,176	507,000
Series C	14,059,814	14,044,495	3,450,000
Series D	15,952,429	15,952,429	5,926,000
Series A-1	66,500,000	64,084,505	18,200,000

	105,673,945	103,172,903	$28,200,000

The significant features of the Company’s convertible preferred stock are as follows:
Dividend provisions
The holders of Series A, Series B, Series C, Series D and Series A-1 are entitled to receive noncumulative dividends prior and in preference to any declaration or payment of any dividend for the common shares at the rates of $0.0025, $0.0074, $0.0197, $0.0297 and $0.0114 per share, respectively, when and if declared by the Board of Directors. No dividends have been declared by the Board of Directors from November 4, 1998 (inception) through June 30, 2010.
Liquidation preference
In the event of any liquidation, dissolution or winding-up of the Company, the holders of Series A-1 are entitled to receive an amount equal to $0.284 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of other preferred stock and the holders of common stock. After payment has been made to the holders of Series A-1, the holders of Series A, Series B, Series C and Series D are entitled to receive an amount equal to $0.0322, $0.0930, $0.2456 and $0.3715 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock.
After payment has been made to the holders of Series A-1, Series A, Series B, Series C and Series D, any remaining assets and funds are to be distributed ratably among the holders of common stock, Series A-1, Series C and Series D, provided, however, that the holders of Series C and Series D shall in no event receive an amount (including all amounts received as summarized in the preceding paragraph) greater than $0.4912 and $0.7430, respectively, per share.
A merger, consolidation, or the sale, conveyance or other disposition of all or substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the transaction do not possess more than 50% of the voting power of the surviving entity immediately after the transaction shall be deemed to be a liquidation or winding-up of the Company.
Conversion rights
Each share of Series A, Series B, Series C, Series D and Series A-1, at the option of the holder, and at any time after the date of issuance, is convertible into one fully paid and non-assessable share of common stock. The conversion rate results from dividing the conversion value plus any declared but unpaid dividends on one preferred share by the conversion price at the time of conversion. The per share conversion rate for Series A and Series B is two-for-one and for Series C, Series D and Series A-1 is one-for-one as of June 30, 2010.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
Conversion is automatic at its then-effective conversion rate upon the earlier to occur of: (i) the closing of a firm commitment underwritten public offering of the Company’s common stock at an aggregate sale price of such securities of not less than $20,000,000 or (ii) the consent of the holders of the majority of Series A, Series B, Series C or Series D or the holders of at least two-thirds of Series A-1.
Voting rights
Each share of Series A, Series B, Series C, Series D and Series A-1 has voting rights equal to an equivalent number of shares of common stock into which it is convertible at the record date and votes together as one class with common stock.
The holders of Series A, Series B, Series A-1 and common stock are each entitled, voting as a single class, to elect one member of the Board of Directors (a total of four). The holders of a majority of the convertible preferred stock and the holders of a majority of the common stock, each voting as a separate class, are entitled to elect all remaining members of the Board of Directors.
Warrants
As of June 30, 2010, the Company had the following outstanding warrants:

			Warrant
Issuance	Type of	Number of	Price	Expiration
date	stock	warrant shares	per share	date

October 2002	Common stock	150,000	$1.50	October 2012
August 2006	Series A-1	450,000	$0.14	August 2016
January 2008	Series A-1	1,599,000	$0.01	January 2013
December 2008	To be determined	To be determined	$0.01	January 2019
July 2009	Series A-1	352,112	$0.14	July 2019
In December 2008, the Company issued a performance based warrant in connection with a customer agreement that was finalized in February 2009. The number of shares that may be acquired under this warrant will be determined by dividing $6,000,000 by the lowest price per share paid by any third party in the first qualified issuance, as defined, aggregating not less than $7,000,000, to take place after the warrant was issued. In order for the warrant to vest, the warrant holder had to fulfill defined performance objectives. These performance objectives were met in early 2009. If no qualified issuance has occurred by May 2011, the warrant holder has the right to either immediately terminate the warrant or allow the warrant to remain in effect. If the warrant holder elects to terminate the warrant, the Company is obligated to provide a credit equal to $6,000,000 against any and all future fees and expenses to be paid by the warrant holder over a period of two years.
As a result of the acquisition of the Company, as described in Note 11, approximately $3,500,000 in cash was paid to the warrant holder in exchange for cancellation of the warrant. In addition, the warrant holder will participate in the possible additional payment to be made by the buyer, if any, and has the right to receive 11.4% of such amounts, not to exceed an additional $4,000,000 (Note 11).
In connection with a line of credit agreement in April 2009, the Company issued warrants to purchase 352,112 shares of Series A-1 at a purchase price of $0.0142 per share. The fair value of the warrants, determined using Black-Scholes option pricing model, of approximately $37,000 was capitalized as prepaid loan costs and was expensed as additional interest over the one year term of the line of credit agreement. Amortization of this amount recorded as interest expense was approximately $11,000 and $8,000 for the six months ended June 30, 2010 and 2009, respectively.
7. Stock Option Plan
Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or cancelled after January 1, 2006, is based on the grant-date calculated value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. The Company estimated the forfeiture rate for the six months period ended June 30, 2010 and 2009 based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
For the six months ended June 30, 2010 and 2009, the Company recorded stock-based compensation of approximately $112,000 and $132,000, respectively.
In December 2008, the Company adopted the 2008 Equity Incentive Plan (the 2008 Plan). The Company initially reserved 4,886,710 shares of common stock for issuance under the 2008 Plan. As a result of the acquisition of the Company as described in Note 11, the 2008 Plan was terminated. Previously, the Company had adopted the 1998 Equity Incentive Plan (the 1998 Plan). In 2008, the 1998 Plan expired. Prior to the 1998 Plan expiration, there were 39,701,150 shares of common stock reserved for issuance. In March 2010, the 2008 Plan was amended to increase the number of shares available for issuance to 5,663,087 shares plus any shares of common stock underlying any grants under the Company’s 1998 Plan which are cancelled or terminated (other than exercised), forfeited back to or repurchased by the Company from and after March 1, 2010. The plans provide for the granting of stock options to employees, directors and consultants of the Company. Options granted under the plans were either incentive stock options (ISO) or nonqualified stock options (NSO). ISOs were granted only to Company employees (including officers and directors who were also employees). NSOs were granted to Company employees and consultants.
Options issued under the plans are exercisable for periods up to ten years after the issuance date and at prices determined by the Board of Directors, provided, however, that: (i) the exercise price of an ISO and NSO cannot be less than 100% and 85%, respectively, of the estimated fair value of the shares on the date of the grant and (ii) the exercise price of an ISO and NSO granted to a 10% stockholder cannot be less than 110% of the estimated fair value of the shares on the date of grant. Options granted under the plans generally vest 1/4 on the first anniversary of the vesting commencement date, and an additional 1/48 of the total number of shares subject to the option on the anniversary date of each calendar month thereafter, until all shares have vested.
All options issued under the plans are immediately exercisable. If exercised prior to vesting, the shares are subject to buy back provisions by the Company. These buy back rights lapse over the same vesting period as the original option. As of June 30, 2010, there are no shares subject to buy back.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
A summary of stock option activity for the 2008 Plan and the 1998 Plan is as follows:

		Weighted	Weighted average
		average	remaining
		exercise price	contractual life
	Shares	per share	(in years)

Outstanding at December 31, 2008	27,938,657	$0.05	9.07
Options granted	3,006,000	$0.05
Options exercised	(132,620)	$0.05
Options cancelled/forfeited/expired	(2,317,177)	$0.09

Outstanding at December 31, 2009	28,494,860	$0.05	8.27

Options granted	2,457,491	$0.04
Options exercised	(896,852)	$0.04
Options cancelled/forfeited/expired	(1,344,424)	$0.05

Outstanding at June 30, 2010	28,711,075	$0.04	7.94

Vested and expected to vest at June 30, 2010 (1)	27,573,130	$0.05	7.91

Vested at June 30, 2010	17,210,874	$0.05	7.63

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.
The total pretax intrinsic value of options exercised during the six month ended June 30, 2010 and 2009 was $8,900 and zero, respectively. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options. The weighted average grant date calculated value of options granted during the six months ended June 30, 2010 and 2009 was $0.03 for both periods.
As of June 30, 2010, there was approximately $275,000 of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of two years.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
The calculated value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the six months ended June 30:

	2010	2009

Expected dividend yield (1)	0%	0%
Risk-free interest rate (2)	2%	2.16% - 3.64%
Expected volatility (3)	75%	75%
Expected life (in years) (4)	6.25	6.25

(1)	The Company has no history or expectation of paying cash dividends on its common stock.

(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant

(3)	The volatility of the Company stock is based on three similar publicly traded companies. The Company used the average volatility rate of the three companies.

(4)	The expected life represents the period of time that options granted are expected to be outstanding.
8. Benefit Plans
The Company has established a 401(k) tax-deferred savings plan (the 401(k) Plan) which permits participants to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code (the Code). The Company may, at its discretion, make matching contributions to the plan. Furthermore, the Company is responsible for administrative costs of the 401(k) Plan. For the six months ended June 30, 2010 and 2009, the Company made no employer contributions to the 401(k) Plan.
9. Income Taxes
The Company has no estimated U.S. tax liability for the six months ended June 30, 2010 or 2009 as a result of the net losses of the Company during these periods and the availability of tax NOL carryforwards.
There is no tax liability in Estonia as companies do not pay income tax on profits in that country.
In 2009, the Company adopted a new accounting standard relevant to uncertain tax positions. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A tax position is recognized when it is more-likely-than-not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority. The standard also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.
Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2009, the Company had NOL carryforwards for federal and state tax purposes of approximately $162,000,000 and $116,000,000, respectively. The NOL carryforwards will expire at various dates beginning in the years 2020 (federal) and 2010 (state), unless previously utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $2,000,000. The federal tax credits will expire at various dates beginning in the year 2018, unless previously utilized. The state tax credits do not expire and will carry forward indefinitely until utilized.

FUSIONONE, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and December 31, 2009, and for the 6 months ended June 30, 2010 and 2009
(Unaudited)
Utilization of the NOL and tax credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Code, as well as similar state provisions. In general, an “ownership change” as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.
The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future. If the Company has experienced an ownership change at any time since its formation, utilization of the NOL or tax credit carryforwards to offset future taxable income and taxes, respectively, would be subject to an annual limitation under the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of all or a portion of the NOL or tax credit carryforwards before utilization. Until a study is completed and any limitation known, no amounts of NOLs and tax credit carryforwards are being considered as an uncertain tax position or disclosed as unrecognized tax benefits since no benefits have been realized to date. The deferred tax assets related to these loss and tax credit carryforwards and the offsetting valuation allowances are not included in the deferred tax assets in the condensed consolidated financial statements. These amounts are no longer recognized until they can be measured after an ownership change analysis is completed. The Company maintains a full valuation allowance for other deferred tax assets due to its historical losses and uncertainties surrounding its ability to generate future taxable income to realize these assets. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits and recognizable deferred tax benefits after the completion of an ownership change analysis is not expected to impact its effective tax rate.
A number of the Company’s tax returns remain subject to examination by taxing authorities. These include U.S. federal returns for 2006 and later years, tax returns for certain states for 2005 and later years and tax returns in certain jurisdictions outside of the U.S. for 2006 and later years.
10. Commitments
Operating leases — The Company leases its United States and Estonian facilities under operating leases expiring in August 2012 and December 2014, respectively. Rent expense related to the Company’s operating leases was approximately $312,000 and $327,000 for six months ended June 30, 2010 and 2009, respectively. Future minimum payments under noncancelable leases are approximately as follows:

Years ending June 30:
2011	$583,000
2012	470,000
2013	244,000
2014	244,000

$1,541,000

11. Acquisition
On July 19, 2010 the Company was acquired by Synchronoss Technologies, Inc. (Synchronoss). The purchase price for the Company was approximately $32,000,000 in cash and approximately $8,000,000 in common stock of Synchronoss. In addition, the purchase price may increase by up to $35,000,000 in cash and common stock of Synchronoss based on the Company achieving certain financial targets for the period from July 1, 2010 through December 31, 2011. In connection with the acquisition, Synchronoss has also decided to exit from Estonia activities as they explore cost synergies with the merger.